Exhibit 24.1
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		   FOOTE, PASSEY, GRIFFIN and COMPANY
		      Certified Public Accountants
		      310 South Main St., Suite 140
		       Salt Lake City, Utah 84101
			  Phone: (801) 364-9300
			   Fax (801) 364-9301


		CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our Firm under the caption "Experts" in the Pre-Effective Amendment No. 1 Registration Statement of Gold Standard, Inc. on Form S-3, dated May 20, 1996.

				  /s/  Foote, Passey, Griffin and Company

Salt Lake City, Utah
May 20, 1996